UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2006

CITIZENS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 7, 2006, the board of directors of Citizens Financial Corp. declared a stock split in the form of a 200% stock dividend. This stock dividend will be payable on April 14, 2006 to shareholders of record April 3, 2006. The board believed this action was necessary to reduce the share price of the stock to a level which is more attractive to investors who may wish to buy or sell the shares. It was hoped that doing so may provide a more liquid market for those investors.

This stock dividend will increase the number of issued shares from 750,000 to 2,250,000; which is the full amount authorized. Therefore, the board also determined that it was necessary to seek shareholder approval to increase the number of authorized shares from 2,250,000 to 4,500,000. This matter will be voted on at the next annual meeting of shareholders scheduled for April 22, 2006. Shareholders of record on March 1, 2006 are entitled to vote at that meeting. The results of that vote will be made public in a timely manner once they are known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

/s/ Thomas K. Derbyshire
Thomas K. Derbyshire
Vice President, Treasurer
Principal Financial